Exhibit 99.1

Collectors Universe Approves Stockholder Rights Plan

NEWPORT BEACH, CA – January 13, 2009 – Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, diamonds and colored gemstones, today announced that, on January 9, 2009, its Board of Directors unanimously adopted a limited duration stockholder rights plan. In accordance with ISS guidelines, the Plan has an initial term of one year ending in January 2010, but may be extended for two additional years if the Plan is approved by our stockholders on or prior to the end of that initial one year term.

Commenting on the newly adopted plan, Michael Haynes, Chief Executive Officer of Collectors Universe, stated “We continue to be optimistic regarding the Company’s long-term prospects which we believe are not adequately reflected in the current trading price of our stock. With the general market for securities depressed, our Board has taken this action to protect our stockholders from any attempt that might be made to acquire or control the company at an unreasonably low price. The Board also believes that the rights plan will help ensure that the Company has the opportunity to pursue its strategic plan and the Board will have adequate time to evaluate alternatives if such a takeover attempt were made. The rights plan as adopted is a temporary measure and compliant with ISS guidelines. The plan is not intended to and will not prevent an acquisition of the Company which is determined to be advantageous to the stockholders.”

In connection with the adoption of the stockholder rights plan, the Board of Directors declared a non-taxable distribution of rights to purchase shares of a new series of preferred stock to all stockholders of record as of January 23, 2009. Under the Plan, if anyone becomes the beneficial owner of 20 percent or more of the Company’s outstanding shares, then, subject to limited exceptions, each right (other than those held by that person) will become exercisable and entitle its holder to purchase, at the exercise price of the right, a number of the Company’s shares having a market value of twice the right’s exercise price. If anyone announces or commences a tender offer or exchange offer for the Company’s shares, then, subject to limited exceptions, each right will entitle its holder (other than the offeror) to purchase, at the exercise price of the right, a number of the acquiring party’s shares having a market value at that time of twice the right’s exercise price. Unless and until either of those events occurs, the rights will not be exercisable, will trade with the Company’s common stock and no rights certificates will be issued.

Additional information regarding the rights plan and the rights will be contained in a Current Report on Form 8-K that the Company will be filing with the Securities and Exchange Commission (SEC). In addition, the Company will be sending stockholders a Summary of the Rights that will describe the material terms of the rights plan.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles and diamond and colored gemstones markets. The Company authenticates and grades collectible coins, sports cards, autographs, stamps, currency, diamonds and colored gemstones. The Company also compiles and publishes authoritative information about United States and world coins, collectible sports cards and sports memorabilia, collectible stamps, diamonds and colored gemstones. This information is accessible to collectors and dealers at the Company’s web site, http://www.collectors.com, and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance that are based on management’s current beliefs and assumptions. Such statements constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.

Due to a number of risks and uncertainties to which our business is subject, our actual financial performance in the future may differ, possibly significantly, from our beliefs and expectations set forth in the forward looking statements contained in this news release. Information regarding those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, the risks that our strategy to expand into new collectibles and other high value asset markets, such as the diamond and colored gemstone markets, and to offer new services in our existing markets will not be successful in enabling us to improve our profitability or may even cause us to incur losses. Additional information regarding these and other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2008, which we filed with the SEC on September 30, 2008.

Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release or in that Annual Report, which speak only as of their respective dates. We also disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact:

Joseph Wallace

Chief Financial Officer

Collectors Universe

949-567-1245

Email: jwallace@collectors.com

# # #